UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2016

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24786	04-2739697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Crosby Drive, Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At our Annual Meeting of Stockholders held on December 8, 2016, our stockholders approved the Aspen Technology, Inc. 2016 Omnibus Incentive Plan, which we refer to below as the Plan. A description of the terms and conditions of the Plan is set forth under "Proposal Two. Approval of 2016 Omnibus Incentive Plan" on pages 6 -11 of our definitive proxy statement for the 2016 Annual Meeting filed with the Securities and Exchange Commission on October 26, 2016, which description is incorporated herein by reference. This description is qualified in its entirety by the text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.
Item 5.07.     Submission of Matters to a Vote of Security Holders.
At our Annual Meeting of Stockholders on December 8, 2016, three proposals were presented to stockholders:
1.    Election of two Class II directors to serve until the 2019 Annual Meeting of Stockholders;
2.    Approval of the Aspen Technology, Inc. 2016 Omnibus Incentive Plan; and

3.	Approval, on an advisory basis, of the compensation of our named executive officers as identified in the proxy statement for the annual meeting.
Each proposal passed. The votes with respect to the proposals are set forth below.
1) Election of Two Class II Directors to Serve Until the 2019 Annual Meeting of Stockholders

Nominee	For	Withheld	Broker Non-Votes
Robert M. Whelan	63,495,935	8,725,668	0
Donald P. Casey	70,548,515	1,673,088	0
2) Approval of the Aspen Technology, Inc. 2016 Omnibus Incentive Plan

For	Against	Abstain	Broker Non-Votes
55,413,878	16,782,764	24,961	0
3) Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
71,401,355	790,750	29,498	0
Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Aspen Technology, Inc. 2016 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: December 12, 2016	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Aspen Technology, Inc. 2016 Omnibus Incentive Plan